SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                            _________________


                                FORM 8-K


                             CURRENT REPORT



Pursuant To Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report      May 10, 1994

Date of Earliest Event Reported      May 4, 1994

                   Ferrellgas, Inc.
                 Ferrell Companies, Inc.
                 One Liberty Oil Company
       (Exact name of registrants as specified in their charters)

       Delaware                              73-1285864
       Kansas                                48-0587968
       Missouri              33-38482        43-1180681
(States or Other Juris- ) (Commission       (IRS Employer
  dictions of Incorpora-   File Number)   Identification Nos.)
  tion or Organization


  One Liberty Plaza, Liberty, Missouri            64068
 (Address of principal executive offices)       (Zip Code)


                       (816) 792-1600
        (Registrants' telephone number, including area code)

Item 5.    OTHER EVENTS

           On May 4, 1994, Ferrellgas, Inc. (the "Company"), commenced a tender offer (the "Offer") to purchase all of its outstanding 11 5/8% Senior Subordinated Debentures due 2003 (the "Debentures") for a cash purchase price equal to 110.5% of their principal amount, plus accrued interest up to, but not including, the expiration date of the Offer.

           In addition, the Company is soliciting consents to certain proposed amendments to the Debentures (the "Proposed Amendments") for an additional payment of $20 in cash for each $1,000 principal amount of Debentures for which consents are received prior to the date on which a supplemental indenture providing for the proposed amendments is executed by the Company and the trustee under the indenture (the "Consent Date"). Holders who tender Debentures in the Offer are obligated to consent to the Proposed Amendments. Holders may not deliver a consent without tendering their Debentures.

           The Offer and solicitation will expire at midnight, New York City time, on Wednesday, June 1, 1994, unless extended (the "Initial Expiration Date"). Tendered Debentures may be withdrawn and consents may be revoked at any time until the Consent Date, which will not occur prior to the final expiration date of the Offer and solicitation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

           (a) Financial statements of businesses acquired.

                 Not applicable.

           (b) Pro forma financial information.

                 Not applicable.

           (c) Exhibits.

           The Exhibits as listed in the Exhibit Index are filed as part of this Current Report on Form 8-K.

                             SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FERRELLGAS, INC.


                                 By    /s/ Danley K. Sheldon
                                       Danley K. Sheldon
                                       Vice President and Chief
                                         Financial Officer

                                 Date:  May 10, 1994

                             SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 FERRELL COMPANIES, INC.


                                 By    /s/ Danley K. Sheldon
                                       Danley K. Sheldon
                                       Vice President and Chief
                                         Financial Officer

                                 Date:  May 10, 1994

                             SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ONE LIBERTY OIL COMPANY


                                 By    /s/ Danley K. Sheldon
                                       Danley K. Sheldon
                                       Vice President and Chief
                                         Financial Officer

                                 Date:  May 10, 1994

                            EXHIBIT INDEX



                                                        Sequential
Exhibit No.          Description of Exhibit              Page No.
     1           Text of press release issued by
                 Ferrellgas, Inc. on May 4, 1994

EXHIBIT NO. 1

Contact:   Stanley J. Kay
           MacKenzie Partners, Inc.
           212-929-5940

           Brian M.Smith
           Ferrellgas, Inc.
           816-792-7824

FOR IMMEDIATE RELEASE

FERRELLGAS, INC. COMMENCES TENDER OFFER AND CONSENT
SOLICITATION FOR 11 5/8% SENIOR SUBORDINATED DEBENTURES DUE
2003

LIBERTY, MISSOURI, MAY 4, 1994 --- Ferrellgas, Inc. announced today that it has commenced a tender offer to purchase all of its outstanding 11 5/8% Senior Subordinated Debentures Due 2003 for a cash purchase price of 110.5% of their principal amount, plus accrued interest up to, but not including, the expiration date of the offer.

In addition, the Company is soliciting consents to certain proposed amendments to the indenture governing the debentures for an additional payment of $20 in cash for each $1,000 principal amount of debentures for which consents are received prior to the date on which a supplemental indenture providing for the proposed amendments is executed by the Company and the trustee under the indenture (the "Consent Date"). Holders who tender debentures in the offer are obligated to consent to the proposed amendments and holders may not deliver a consent without tendering their debentures.

The offer and solicitation will expire at midnight, New York City time, on Wednesday, June 1, 1994, unless extended (the "Initial Expiration Date"). Tendered debentures may be withdrawn and consents may be revoked at any time until the Consent Date, which will not occur prior to the Initial Expiration Date, but may occur prior to the final expiration date of the offer and solicitation.

The offer and solicitation are being made in connection with the previously announced proposed transfer of the Company's propane business and assets, constituting all of its operating assets, to Ferrellgas, L.P., a newly-formed limited partnership. The offer, and the Company's obligation to make consent payments, are conditioned upon, among other things, at least a majority of the debentures being validly tendered and not withdrawn pursuant to the offer, the holders of a majority of the outstanding debentures having consented to the proposed amendments, and the consummation of the proposed transfer and certain related transactions, including the previously announced offerings by Ferrellgas Partners, L.P. of 13.1 million Common Units representing limited partner interests and by Ferrellgas, L.P. of $250 million principal amount of Senior Notes Due 2001. The Company intends to extend the offer so that the expiration date occurs on or about the same date as the consummation of such other transactions. However, the Company does not intend to extend the Consent Date beyond the Initial Expiration Date if the holders of a majority of the outstanding debentures have consented to the proposed amendments by such date.

Donaldson, Lufkin & Jenrette Securities Corporation is acting as Dealer Manager for the offer and solicitation and MacKenzie
Partners, Inc. is the Information Agent.